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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       ----------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
         Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                                 March 13, 2003
                                 Date of Report

                (Date of Earliest Event Reported: March 3, 2003)

                          SOUTHERN SOFTWARE GROUP, INC.
                   (formerly, Strategic Solutions Group, Inc.)
             (Exact name of registrant as specified in its charter)

                          1598 Whitehall Road, Suite E
                            Annapolis, Maryland 21401
               (Address of principal executive offices (zip code))

                                  (410)757-2728
              (Registrant's telephone number, including area code)
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

        Delaware                     1-12536                          11-2964894
(State of incorporation)     (Commission File Number)      (IRS Employer Identification No.)
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ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS

On or about February 11, 2003, Southern Software Group, Inc. (formerly Strategic Solutions Group, Inc.) (the "Company") mailed to all of its stockholders an Information Statement ("Information Statement") which, among other things, informed the stockholders of the Company's proposed sale of substantially all of its assets to Houston Associates, Inc. (the "Sale Transaction"), a transaction which had been approved by the Company's Board of Directors and approved by a majority vote of the stockholders obtained by written consent.

On March 3, 2003, the Company completed the Sale Transaction.

ITEM 5.    OTHER EVENTS

Effective March 14, 2003, the Company implemented the changes to its Certificate of Incorporation described in the Information Statement and approved by the Company's Board of Directors and approved by a majority vote of the stockholders obtained by written consent. The changes included the following:

     1.   Changing the Company name to "Southern Software Group, Inc."

     2. Implementing a reverse stock split on a 35:1 ratio such that there currently exists approximately 500,000 shares issued and outstanding.

     3.   Increasing the number of authorized shares to 55,000,000.

     4.   Authorizing a class of preferred stock.

     5. Authorizing the Board of Directors, without stockholder approval, to change the name of the Company to a name that conforms with any business of the Company.

Effective March 14, 2003, the Company's new trading symbol is "SSWG."

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.

                            SOUTHERN SOFTWARE GROUP INC., a Delaware Corporation formerly, Strategic Solutions Group Inc.)

Date: March 14, 2003        By: /s/ Ernest Wagner
                                -----------------
                                Ernest Wagner,
                                President and Chief Operating Officer